UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
----------------------	----------------------	----------------------
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully’s Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in our current report on Form 8-K filed on January 6, 2005, pursuant to an Asset Purchase Agreement dated October 22, 2004 among Mpower Holding Corporation (“Holding”), Mpower Communications Corp. (“Communications”, and collectively with Holding, “Mpower” or the “Company”), ICG Communications, Inc. (“ICG”), and MCCC ICG Holdings LLC (Parent Company of ICG) (the “Agreement”), which was filed as Exhibit 10.01 to Holding’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2004, Holding completed its previously reported acquisition of ICG’s customer base and certain network assets in California (the “Business”) on January 1, 2005. Under the terms of the Agreement, Mpower acquired ICG’s California retail and wholesale customer segments, its statewide self-healing SONET fiber network with fully survivable metropolitan fiber rings in six major metropolitan markets, which connect 128 on-net fiber-lit commercial buildings.

Mpower purchased these assets for (i) $13.5 million in the form of 10,740,030 shares of Holding common stock (the “Shares”); and (ii) warrants to purchase up to 2,000,000 shares of the common stock of Holding, such warrants dated January 1, 2005 (the “Warrants”) which are exercisable on or prior to the fifth anniversary of the date of issuance at an exercise price of $1.383 (the Shares and the shares of Holding common stock for which the Warrants are exercisable together, constituting the “Registrable Securities”). We also assumed certain capital leases of the Business, including its long-term leases for its fiber network. These leases have an approximate value of $24 million.

This amendment No. 1 to our form 8-K filed on January 6, 2005 is being filed to provide certain audited financial statements and certain unaudited pro forma information of the Business as of December 31, 2004.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

a. Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Form 8-K/A are the audited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2004 and related Statement of Revenue and Direct Expenses for the year ended December 31, 2004, with the Independent Auditors’ Report therein relating to the acquisition of certain assets and assumption of certain liabilities of ICG. The acquisition was made pursuant to the Agreement.

The accompanying statements included as Exhibit 99.1 were prepared from the books and records maintained by ICG, of which the Business represented only a portion of the total operations of ICG. The Business was not a separate legal entity of ICG and was never structured, operated or accounted for as a separate business, business segment or operating unit. The Company believes that providing full financial statements for the Business would not be meaningful as only specific assets were acquired and only specific liabilities were assumed and certain accounts were not pushed down to the Business by ICG and are not otherwise available without significant time and cost burdens. These statements are therefore not indicative of the financial condition or results of operations of the Business going forward due to the changes in the Business and the omission of various operating expenses. Further, these statements utilize the historical cost basis and do not include any adjustments or allocations of purchase price related to the acquisition of ICG by MCCC on October 18, 2004.

The accompanying statement of assets acquired and liabilities assumed as of December 31, 2004 of the Business and the related statement of revenue and direct expenses for the year ended December 31, 2004 have been prepared for the purpose of complying with the rules and regulations of the Commission and for inclusion in a current report on Form 8-K/A of Holding.

b. Pro Forma Financial Information

The Registrant has not included pro forma statements of operations in this report because it believes that forward-looking information meaningfully presents the effects of the acquisition of the assets acquired and the liabilities assumed from ICG. Such forward-looking information is included as Exhibit 99.2. An unaudited pro forma condensed combined balance sheet of Holding and the Business is included as Exhibit 99.3.

c. Exhibits

23.1	Consent of Independent Auditors
99.1	Financial Statements of Business Acquired
99.2	Forward Looking Information
99.3	Unaudited Pro Forma Condensed Combined Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: March 15, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Corporate Secretary